                   PRELIMINARY COPY -- SUBJECT TO COMPLETION
                      -----------------------------------
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[x] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                          BRUNSWICK TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        VETROTEX CERTAINTEED CORPORATION
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11:

 1) Title of each class of securities to which transaction applies:

    ...............................................................

 2) Aggregate number of securities to which transaction applies:

    ...............................................................

 3) Per unit price or other underlying transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ...............................................................

 4) Proposed maximum aggregate value of transaction:

    ...............................................................

 5) Total fee paid:

    ...............................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount Previously Paid:

    ...............................................................

 2) Form, Schedule or Registration Statement No.:

    ...............................................................

 3) Filing Party:

    ...............................................................

 4) Date Filed:

    ...............................................................

PRELIMINARY COPY                                           SUBJECT TO COMPLETION


                        Vetrotex CertainTeed Corporation
                             750 E. Swedesford Road
                             Valley Forge, PA 19482

                                                                    May __, 2000

TO:  ALL SHAREHOLDERS OF BRUNSWICK TECHNOLOGIES, INC.

Dear Fellow BTI Shareholder:

     I am writing to ask for your support of a pending offer by CertainTeed Corporation to purchase all outstanding shares of common stock of Brunswick Technologies, Inc. (BTI) not already owned by Vetrotex, for $8.00 net per share in cash. Since the end of March, representatives of CertainTeed's ultimate parent company, Compagnie de Saint-Gobain, have been trying to meet with BTI's Board of Directors to discuss a proposed business combination on a negotiated basis. To date, the BTI Board has found various reasons to avoid discussing this proposal on any meaningful basis. Instead, the BTI Board has taken a number of steps to delay or block CertainTeed's $8.00 offer:

        * On April 16, 2000, the BTI Board adopted a "poison pill" that can make it prohibitively expensive for CertainTeed to complete its purchase of BTI shares.

        * On the same day, the BTI Board granted "golden parachute" contracts to six top executives, under which they could receive more than $____ million of extraordinary payments if the CertainTeed offer succeeds.

        * The BTI Board tried to get special legislation passed in Maine to stall this meeting.

        * The BTI Board has sued to delay the CertainTeed offer.

     Vetrotex, a subsidiary of CertainTeed, has been a loyal shareholder of BTI for more than 6 1/2 years. CertainTeed's proposal to acquire BTI on a friendly and negotiated basis was motivated by concern over the poor performance of BTI's stock over the past two years and by a belief that greater resources and support could help BTI become a stronger company.

     When the BTI Board responded to CertainTeed's proposal by adopting a poison pill, it was already too late for shareholders to propose candidates for election at the May 16 Annual Meeting of Shareholders. BTI's bylaws prohibit anyone except the Board from nominating candidates, unless the Board had received advance notice of the nominations by March 19.

     We therefore requested BTI call this Special Meeting so that BTI shareholders would have an opportunity to decide whether to give the BTI Board their continued support. The Special Meeting will take place on Friday, June 16, 2000, at __a.m., at _______________. We hope that between now and then, the BTI Board will act in the best interests of BTI shareholders, rather than protecting its senior executives and seeking to block CertainTeed's offer by any means available.

     At the Special Meeting, we will offer three proposals. PROPOSAL 1 is to amend BTI's articles of incorporation to allow shareholders to remove directors with approval of a majority of the outstanding shares. Currently, it takes two-thirds approval to remove directors. PROPOSAL 2 is to remove the entire BTI Board from office, so that shareholders can elect new directors. This removal vote will be submitted regardless of whether the shareholders decide to amend the articles of incorporation under the first proposal.

     If the BTI shareholders vote at the Special Meeting to remove the current directors, shareholders will then have an opportunity to propose and elect candidates to fill the resulting vacancies on the BTI Board (PROPOSAL 3). We are proposing a slate of nominees and hope that you will support them.

     We believe that CertainTeed's $8.00 net per share cash tender offer is very good news for BTI's shareholders. We ask that you read the enclosed Proxy Statement carefully, and that you fill out and sign the enclosed [GREEN] proxy card as soon as possible and mail it in the envelope provided.

     If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-888-750-5834.

     Thank you for your support.

                              Sincerely,

                              VETROTEX CERTAINTEED CORPORATION

                              By:
                                 -------------------------------------
                                    George B. Amoss
                                    Vice President

PRELIMINARY COPY                        SUBJECT TO COMPLETION, DATED MAY 2, 2000


                          BRUNSWICK TECHNOLOGIES, INC.
                     43 Bibber Parkway, Brunswick, ME 04011


                        SPECIAL MEETING OF SHAREHOLDERS
                                 June 16, 2000


                               PROXY STATEMENT OF
                        VETROTEX CERTAINTEED CORPORATION

                                      FOR

                AMENDMENT OF THE BTI ARTICLES OF INCORPORATION,
                      REMOVAL OF THE CURRENT BTI BOARD AND
                         ELECTION OF NEW BTI DIRECTORS


   A Special Meeting of Shareholders of Brunswick Technologies, Inc. ("BTI" or the "Company") will be held on Friday, June 16, 2000 at [time], at [place]. All BTI shareholders are urged to participate in this Special Meeting, either by attending in person or by mailing in votes by proxy. The mailing address of the principal executive offices of BTI is: Brunswick Technologies, Inc., 43 Bibber Parkway, Brunswick, ME 04011.

   This Proxy Statement and the accompanying [GREEN] proxy card are being furnished by Vetrotex CertainTeed Corporation ("Vetrotex") to the holders of outstanding shares of BTI common stock, par value $0.0001 per share ("Common Stock"), in connection with the solicitation of proxies by Vetrotex. Vetrotex called this Special Meeting so that BTI shareholders could consider the following three proposals:

   PROPOSAL 1: To amend the Articles of Incorporation to change the vote required to remove directors.

   PROPOSAL 2: Regardless of whether such amendment is approved by the shareholders, to remove the entire Board of Directors.

   PROPOSAL 3: To elect new directors to fill any resulting vacancies in the Board.

To be approved, Proposal 1 will require the affirmative vote of a majority of the outstanding shares of Common Stock. If Proposal 1 is approved and goes into effect, then Proposal 2 will require the affirmative vote of a majority of the outstanding shares. Otherwise, Proposal 2 will require the affirmative vote of two-thirds of the outstanding shares. In the case of either Proposal 1 or Proposal 2, abstentions and broker non-votes will have the same effect as a vote against the proposal. Proposal 3 will be voted upon only if Proposal 2 is adopted, in which case those seven candidates receiving the greatest number of votes cast at the meeting shall be deemed elected. Broker non-votes and abstentions will not affect the election of directors.

   We are nominating a slate of candidates whom we hope BTI shareholders will support in that election.

   The record date for determining shareholders entitled to vote at the Special Meeting (and any adjournment) is May 2, 2000. All shareholders of record as of the close of business on that day will be entitled to cast one vote per share. As of the record date, there were [5,230,823] shares of Common Stock issued and outstanding. The presence at the Special Meeting, either in person or by proxy, of the holders of more than one-half of the outstanding shares is required for a quorum.

   This Proxy Statement and the enclosed [GREEN] proxy card are first being mailed to shareholders on or about May ___, 2000.

   IF YOU HOLD BTI SHARE CERTIFICATES IN YOUR OWN NAME AND WANT TO SUPPORT THE PENDING $8.00 OFFER FOR YOUR BTI SHARES, WE URGE YOU TO FILL OUT THE [GREEN] PROXY CARD, SIGN AND DATE THE CARD, AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

   IF YOU HOLD YOUR BTI SHARES THROUGH A BROKER OR A BANK (i.e., in "street name"), ONLY YOUR BROKER OR BANK CAN VOTE YOUR SHARES. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE A [GREEN] PROXY CARD ON YOUR BEHALF -- AND IN FAVOR OF OUR PROPOSALS AND NOMINEES -- TODAY.


                             THE CERTAINTEED OFFER

   Vetrotex has been a shareholder of BTI since August 1993. Vetrotex's immediate parent is CertainTeed Corporation ("CertainTeed"), which has its headquarters in Valley Forge, Pennsylvania and is a leading producer of building materials in the United States. Vetrotex's and CertainTeed's ultimate parent is Compagnie de Saint-Gobain ("Saint-Gobain"), which has its headquarters in Paris, France and is one of Europe's oldest corporations. Saint-Gobain is a leading producer of flat glass, containers, reinforcements, insulation, pipe, building materials, abrasives and industrial ceramics. The company employs approximately 165,000 people in more than 600 companies in 45 countries worldwide. With annual sales of $24.5 billion, Saint-Gobain ranks among the top 100 industrial companies in the world.

   As a follow-up to discussions that first began in October 1999, representatives of Saint-Gobain made arrangements to meet with BTI's Chairman, its President and one outside director on March 30, 2000 to discuss a closer strategic relationship between Saint-Gobain and BTI. At that meeting, Saint-Gobain informed BTI that it was interested in having CertainTeed acquire BTI through a friendly and negotiated transaction. A series of meetings, letters and telephone calls ensued over the next two weeks. Each time, BTI representatives declined to commence negotations, stating that the BTI Board needed more time. On Monday, April 10, Saint-Gobain informed BTI that if meaningful negotiations could not begin within the next two days, then it would consider other options, including the possibility of a tender offer directly to BTI shareholders. On Wednesday, April 12, BTI informed Saint-Gobain that the BTI Board had appointed a committee to evaluate and respond to Saint-Gobain's proposal, and that the committee would need two weeks to gather information from its advisors.

   On Friday, April 14, CertainTeed and its affiliates amended their Schedule 13D with the Securities and Exchange Commission (the "SEC"), stating that CertainTeed was in the process of re-evaluating its intentions with regard to ownership of BTI stock. That morning, while this amendment was in the process of being drafted, a lawyer for BTI informed a lawyer for CertainTeed that the BTI Board committee would be willing to commence discussions with Saint-Gobain within the next two weeks, but was not yet prepared to commence any meaningful negotiations.

   Over the weekend of April 15 and 16, Saint-Gobain and CertainTeed determined that such a delay was not acceptable, particularly in light of the previous reluctance by the BTI Board to enter into meaningful discussions, and decided to proceed with a tender offer.

   Early on Monday, April 17, CertainTeed publicly announced its intention to conduct a tender offer at $8.00 per share. Within several minutes, BTI publicly announced that its Board had adopted a shareholder rights plan (commonly known as a "poison pill") over the weekend.

   That same day, we decided to call for a Special Meeting of Shareholders. Under BTI's bylaws, any holders of at least 10% of the outstanding stock may ask the Company to call such a meeting. We own approximately 14% of BTI's shares and, therefore, were in a position to do so as a matter of right. Our decision to call the Special Meeting was based in part on the fact that it was already too late to propose a different slate of directors for election at the 2000 Annual Meeting on May 16. Under BTI's bylaws, only the Board can propose candidates for election at the Annual Meeting, unless a shareholder gave notice by March 19 of his or her intention to nominate other candidates.

   On April 20, 2000, CertainTeed commenced its tender offer (the "CertainTeed Offer"). CertainTeed (through its affiliates) is offering to buy all outstanding BTI Common Stock not already owned by Vetrotex, together with any associated stock purchase rights under the poison pill ("Rights"), for $8.00 per share in cash. That offer is subject to certain conditions, including the following: (i) the acquisition of shares pursuant to the CertainTeed Offer and a contemplated merger (the "Proposed Merger") having been approved by the BTI Board for purposes of Section 611-A of the Maine Business Corporation Act or CertainTeed being satisfied, in its sole discretion, that Section 611-A is invalid or otherwise inapplicable to the CertainTeed Offer and the Proposed Merger; (ii) the Rights having been redeemed by the BTI Board, or CertainTeed being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the CertainTeed Offer and the Proposed Merger; and (iii) the BTI shareholders having not approved at the Annual Meeting a proposed amendment of BTI's 1997 Equity Incentive Plan./1/

   Details concerning the CertainTeed Offer can be found in the Offer to Purchase, dated April 20, 2000, which has been mailed to all BTI shareholders. The Offer to Purchase is part of a Schedule TO that CertainTeed filed with the SEC on April 20. Electronic copies of the Schedule TO and subsequent amendments are available for free on the SEC's Internet web site at http://www.sec.gov. Copies are also available from CertainTeed or Innisfree M&A Incorporated ("Innisfree"). See also "CERTAIN INFORMATION CONCERNING BTI, VETROTEX, CERTAINTEED AND SAINT-GOBAIN" below.

   If you have any questions about giving your proxy or if you otherwise need assistance, please contact Innisfree (the firm assisting us in this solicitation) as shown below:

--------------------
/1/ The 1997 Equity Incentive Plan permits the BTI Board of Directors or a Board committee to issue stock options and stock appreciation rights having an exercise price of up to 50% below the fair market value of the Common Stock. This matter is listed as Proposal 2 in BTI's Annual Meeting proxy statement. Vetrotex has mailed a proxy statement opposing approval of Proposal 2.

                           Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                           New York, New York  10022

                 Banks & Brokers Call Collect:  (212) 750-5833
                   All Others Call Toll-free:  (888) 750-5834


                          REASONS FOR THE SOLICITATION

   The BTI Board of Directors has not been receptive to CertainTeed's $8.00 per share offer and has declined or unreasonably deferred repeated invitations to meet with CertainTeed's representatives to negotiate a transaction. We are, therefore, asking BTI shareholders to vote their shares at the Special Meeting to remove the BTI Board and to elect new directors who will support consummation of the CertainTeed Offer and the Proposed Merger.

   The purpose of the CertainTeed Offer is to enable Saint-Gobain to acquire control of, and the entire equity interest in, BTI. As soon as practicable following the consummation of the CertainTeed Offer, CertainTeed intends to propose and seek to have BTI consummate a Proposed Merger. The purpose of the Proposed Merger under these circumstances would be to acquire all BTI Shares not purchased through the CertainTeed Offer or otherwise. Under the Proposed Merger, each outstanding share of BTI Common Stock (other than those owned by CertainTeed or its affiliates, those held in treasury by BTI and those owned by shareholders who exercise dissenters' rights in connection with the merger) would be converted into the right to receive cash, in the same amount per share as paid in the CertainTeed Offer.

   CertainTeed believes that the CertainTeed Offer and Proposed Merger are in the best interests of the Company and the BTI shareholders, and that $8.00 is a fair price for the BTI shares. This price reflects a premium of approximately 46% over the $5.50 closing price of the BTI shares on the Nasdaq Stock Market on April 14, 2000, the last trading day before public announcement of the CertainTeed Offer.

   Subject to fulfillment of their fiduciary duties as directors, the Vetrotex nominees for the BTI Board of Directors intend, if elected, to cause BTI to enter into a merger agreement with CertainTeed. In the Proposed Merger, BTI shareholders would cash consideration for their shares equal to the CertainTeed Offer price. If elected, the Vetrotex nominees would also consider whatever other actions might be appropriate to facilitate the CertainTeed Offer and Proposed Merger, in each case in a manner consistent with their fiduciary duties as directors of BTI.

   FOR THESE REASONS, VETROTEX RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE SPECIAL MEETING PROPOSALS WHICH FOLLOW.


                           SPECIAL MEETING PROPOSALS

   Vetrotex called this Special Meeting for the purpose of acting upon three proposals: (1) to amend BTI's articles of incorporation to reduce the vote necessary to remove directors to a majority of the outstanding shares, (2) to remove the current BTI Board of Directors and (3) to elect new BTI directors.

   If the shareholders vote to remove the current Board, then any shareholder may nominate directors for election (including some or all of the current BTI directors). We intend to nominate candidates for election as directors, as further described below.

   WE BELIEVE IT IS IN THE BEST INTERESTS OF BTI SHAREHOLDERS TO APPROVE PROPOSALS 1 AND 2, AND THEN TO ELECT NEW DIRECTORS WHO MAY BE SUPPORTIVE OF REMOVING THE POISON PILL AND OTHER IMPEDIMENTS TO THE CERTAINTEED OFFER. ANY NEW DIRECTORS ELECTED WILL REMAIN SUBJECT TO A FIDUCIARY DUTY TO ACT IN THE BEST INTERESTS OF BTI AND TO CONSIDER OTHER REASONABLE ALTERNATIVES TO THE CERTAINTEED OFFER.

   VETROTEX RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 AND 2, AND THAT YOU VOTE "FOR" THE VETROTEX-NOMINATED SLATE OF NEW DIRECTORS.

   THIS STATEMENT IS ONLY A REQUEST FOR PROXIES FOR THE SPECIAL MEETING PROPOSALS. IT IS NOT A REQUEST FOR THE TENDER OF SHARES, NOR AN OFFER WITH RESPECT THERETO. THE CERTAINTEED OFFER IS BEING MADE ONLY BY MEANS OF THE OFFER TO PURCHASE.


PROPOSAL 1:  To Amend the Articles of Incorporation to
             Reduce the Vote Needed to Remove Directors

   Under the Maine Business Corporation Act (the "Maine Act"), shareholders of a corporation may elect directors at either an Annual Meeting or a Special Meeting. The Maine Act allows shareholders, as a matter of right, with or without cause, to remove one or more current members of a corporation's board of directors at a Special Meeting and then elect new directors to fill the resulting vacancies. These provisions are consistent with the principle that the shareholders -- not the directors or the officers -- are the true owners of the corporation and have the right to select those directors who will be entrusted with the control of the business.

   The general rule under the Maine Act is that it takes the affirmative vote of two-thirds of the outstanding shares to remove a director. However, the Maine Act specifically provides that a corporation may set a different voting standard for removal, if the shareholders choose to do so. Section 707 of the Maine Act allows the shareholders to amend the articles of incorporation to "provide that such removal may be accomplished by a lesser vote, but in no case by a vote of less than a majority of the shares voting on the proposed removal." In other words, shareholders could choose to permit removal with a simple majority vote of those attending a meeting.

   We are proposing that removal be accomplished only if approved by the holders of a majority of the outstanding shares. This is a higher standard than Maine law would require. We believe, however, that removal of the BTI Board is a serious matter and deserves a higher voting threshold than the minimum permitted by Maine law.

   If Proposal 1 is approved by the holders of more than 50% of the outstanding shares, the meeting may be adjourned to permit the filing of articles of amendment with the Maine Secretary of State. The amendment would not take effect until this step is accomplished.

   We believe that the ultimate decision on whether to accept the CertainTeed Offer should reside with those who own the corporation -- namely, the BTI shareholders. If most BTI shareholders want their Board to be supportive of the $8.00 offer, we believe they should have the right to remove the current Board and elect new directors. This is why we have made Proposal 1.

   At the Special Meeting, we intend to propose that the shareholders adopt the following resolution:

   RESOLVED: That the Articles of Incorporation of the Corporation are hereby amended to provide that, at a special meeting of directors called expressly for that purpose, the entire board of directors or any individual directors may be removed from the board, with or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote for directors; and that the appropriate officers of the Corporation shall promptly file Articles of Amendment with the Maine Secretary of State setting forth the foregoing amendment.

   As noted above, the purpose of the proposed amendment is to reduce the number of shares required to be voted in favor of director removal, so that it will be easier for shareholders to remove the current Board and thereby have an opportunity for a new election of directors.

   VETROTEX RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.


PROPOSAL 2:  To Remove the Entire Board of Directors

   Regardless of whether Proposal 1 is approved at the Special Meeting, we intend to propose that the entire BTI Board be removed from office.

   BTI's articles of incorporation provide that there shall be not less than seven nor more than nine directors. According to BTI management's proxy statement for the Annual Meeting, the following six directors are standing for re-election at the Annual Meeting on May 16, 2000, for a one-year term to expire at the 2001 Annual Meeting:

                                                                            DIRECTOR
     NAME            AGE                 POSITION WITH BTI                    SINCE
                     ---                 -----------------                    -----

Martin S.  Grimnes    52  Chairman of the Board, Chief Executive Officer       1984
                          and Director

William M.  Dubay     49  President, Chief Operating Officer and Director      1997

Richard J.  Corbin    61  Director                                             1999

Kenneth J.  Hatten    56  Director                                             2000

Max G.  Pitcher       64  Director                                             1997

Peter N.  Walmsley    64  Director                                             1991

BTI management's proxy statement for the Annual Meeting states that the BTI Board is seeking a seventh person to fill the remaining vacancy on the Board. David E. Sharpe, an executive officer of Vetrotex, had served as a director of BTI since 1993. Mr. Sharpe will not be standing for re-election and recently resigned from the BTI Board.

   Vetrotex considered presenting different candidates for election at the Annual Meeting. However,

BTI's bylaws prohibit shareholders from nominating any other candidate at this Annual Meeting unless they have already given notice to the BTI Board by March 19, 2000. As a result, we decided not to solicit proxies in opposition to the re-election of current BTI directors. (We reserve the right, though, to challenge the validity of this "advance notice bylaw" or take such other actions in connection with the Annual Meeting as we consider appropriate to counter defensive measures that the BTI Board has taken or may take against the CertainTeed Offer.)

   We believe that the BTI Board has, so far, shown little willingness to treat the CertainTeed Offer seriously. The BTI Board has found various reasons to avoid discussing the CertainTeed Offer on any meaningful basis. To the contrary, the BTI Board has taken a number of steps to delay or block CertainTeed's $8.00 offer:

   * The BTI Board adopted a "poison pill" that can make it prohibitively expensive for CertainTeed to complete its purchase of BTI shares.

   * The BTI Board granted "golden parachute" contracts to six top executives, under which they could receive more than $____ million of extraordinary payments if the CertainTeed Offer succeeds.

   * The BTI Board tried to get new legislation passed in Maine to stall this Special Meeting.

   *  The BTI Board has sued to delay the CertainTeed Offer.

   If BTI shareholders want their Board to be supportive of the CertainTeed Offer, we believe they should take action to remove the current Board and elect new directors. Therefore, at the Special Meeting we intend to propose that the shareholders adopt the following resolution:

   RESOLVED: That the entire board of directors of the Corporation is hereby removed, effective immediately.

   VETROTEX RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.


PROPOSAL 3:  To Elect New Directors to Fill Vacancies in the Board

   If Proposal 2 is approved, those BTI shareholders who are present at the Special Meeting, in person or by proxy, will be entitled under Maine law to elect directors to fill the resulting vacancies on the Board of Directors. Unlike at the Annual Meeting, any shareholder present at the Special Meeting may nominate one or more candidates for election to the Board.

   The persons named below are our nominees for election as directors of BTI to serve until the next annual meeting of shareholders and the election and qualification of each person's respective successor. Each of these nominees has consented to being named herein as a nominee for director of BTI and has agreed to stand for election as such a director.

                                         PRESENT PRINCIPAL OCCUPATION AND 5-YEAR
NAME AND BUSINESS ADDRESS      AGE       EMPLOYMENT HISTORY; DIRECTORSHIPS

[insert]

[None of the Vetrotex nominees beneficially own any shares of common stock of BTI, other than the 713,746 shares of common stock owned by Vetrotex.]

   If elected as the new directors of BTI, our nominees will consider whether to
(i) redeem the poison pill Rights, (ii) approve and submit to the shareholders the Proposed Merger, by which CertainTeed would acquire beneficial ownership of any outstanding BTI shares not already owned by Vetrotex, and (iii) take other steps to remove impediments to the CertainTeed Offer. In doing so, they will be required to act in the best interests of the corporation and its shareholders, and otherwise to fulfill their fiduciary duties as directors.

   THE VETROTEX NOMINEES WILL, SUBJECT TO THEIR FIDUCIARY DUTIES, SEEK TO GIVE ALL SHAREHOLDERS THE OPPORTUNITY TO ACCEPT CERTAINTEED'S OFFER. ACCORDINGLY, THE EXECUTION OF A [GREEN] PROXY CARD WILL ALLOW SHAREHOLDERS TO CONSIDER AND VOTE FOR THE VETROTEX NOMINEES AND WILL ENHANCE YOUR CHANCES OF BEING ABLE TO TAKE ADVANTAGE OF THE CERTAINTEED OFFER.

   VETROTEX RECOMMENDS THAT YOU VOTE "FOR" ELECTION OF EACH OF THE VETROTEX-NOMINATED CANDIDATES AS DIRECTORS OF BTI.


                           VOTING AND PROXY PROCEDURE

   When properly signed and returned, the enclosed [GREEN] Proxy Card will be voted in accordance with the choices marked. If no choice is specified, a [GREEN] Proxy Card will be voted "FOR" Proposals 1 and 2 and "FOR" the election of the Vetrotex nominees listed on the [GREEN] Proxy Card.

   A proxy may be revoked at any time before it is voted. A shareholder may revoke any previously signed proxy by giving notice of revocation to the Clerk of the Company before the particular vote is taken at the Special Meeting, by signing and returning a later-dated proxy at or before the Special Meeting, or by voting in person at the Special Meeting.

   If you have signed a proxy card on a form presented by BTI management (i.e., on a card that is some color other than [GREEN]) and wish to change your vote on any matter, we recommend that you revoke that proxy by signing a [GREEN] Proxy Card.

   Although you are permitted to send any proxy card or revocation to the Company or its proxy soliciting agent, we recommend that you deliver all proxy cards or revocations to Vetrotex's proxy soliciting agent, Innisfree, in the postage-paid envelope provided by us, or that you otherwise send these documents to:

                           Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                           New York, New York  10022

   To assure that your voting instructions will be submitted to the Special Meeting, PLEASE LEAVE TIME FOR THESE DOCUMENTS TO BE RECEIVED BY INNISFREE BEFORE FRIDAY, JUNE 16, 2000. IF YOU HAVE ANY QUESTIONS ABOUT HOW TO COMPLETE OR SUBMIT YOUR

[GREEN] PROXY CARD OR ANY OTHER QUESTIONS, INNISFREE WILL BE PLEASED TO ASSIST YOU. YOU MAY CALL INNISFREE TOLL-FREE AT (888) 750-5834. BANKS AND BROKERS SHOULD CALL COLLECT AT (212) 750-5833.

   If you own your BTI shares through a broker, bank or other institution (i.e., in "street name"), you are not entitled to vote those shares directly, but rather must give voting instructions to your broker, bank or other institution. To assure that your instructions are carried out correctly, please confirm your instructions in writing to the person responsible for your account and provide a copy of those instructions to Innisfree, at the address set forth above, so that we can check to see whether your instructions are followed.

   YOU SHOULD UNDERSTAND THAT IF YOU FAIL TO GIVE VOTING INSTRUCTIONS TO THE BROKER, BANK OR OTHER INSTITUTION THAT HOLDS YOUR SHARES, YOUR SHARES CANNOT BE VOTED. In the case of Proposals 1 and 2, any abstention or failure to vote your shares is equivalent to a vote "AGAINST" these proposals.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

   The Common Stock is the only outstanding class of voting securities of BTI. According to a recent shareholder list obtained by Vetrotex from BTI, there were [5,230,823] shares of Common Stock outstanding as of May 2, 2000, the record date for the Special Meeting. Each share of Common Stock entitles its owner to one vote. Shareholders of BTI do not have cumulative voting rights.

   The following table is derived from BTI management's proxy statement for the Annual Meeting and sets forth information as of April 12, 2000 regarding beneficial ownership of Common Stock of each person who was known by BTI to own beneficially more than five percent of the Common Stock, each current director, certain "named executive officers" (as defined in Item 402 of SEC Regulation S-
K), other executive officers and all directors and executive officers as a group. Vetrotex has not independently verified this information, other than the number of shares shown to be owned by it.

   NAME OF OWNER +                                         NUMBER(1)  PERCENT(1)

Vetrotex CertainTeed Corporation........................... 713,746     13.65%

Martin S. Grimnes(2) ...................................... 288,204      5.51%
 Chairman, Chief Executive Officer and Director

William M. Dubay(3) ....................................... 110,243      2.11%
 President, Chief Operating Officer and Director

Robert Fuller(4) ..........................................  69,537      1.3%
  Vice President, Sales

Max G. Pitcher(5) .........................................  11,534       *
  Director

Peter N. Walmsley(6) ......................................   8,976       *
  Director

Richard J. Corbin(7) ......................................   5,149       *
  Director

Kenneth J. Hatten(8) ......................................   2,125       *
  Director

Alan M. Chesney(9) ........................................  12,095       *
 Vice President, Chief Financial Officer and Treasurer

Thomas L. Wallace(10) .....................................  42,645       *
 Vice President, Manufacturing

Dimensional Fund Advisors, Inc.(11) ....................... 334,200      5.69%

Wellington Management Company, LLP(12) .................... 460,000      9.78%

All Directors and Executive Officers
 as a group (9 persons) ................................... 550,508      9.9%

--------------

 + The address of Messrs. Corbin, Hatten, Walmsley, Grimnes, Dubay, Fuller, Pitcher, Chesney, and Wallace, is c/o Brunswick Technologies, Inc., 43 Bibber Parkway, Brunswick, ME 04011. The address of Vetrotex is 750 E. Swedesford Road, Valley Forge, PA 19482. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, Santa Monica, CA 90401. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

 *   Less than 1% of the outstanding shares of Common Stock.

(1) For the purpose of this table, shares of Common Stock which, to the Company's knowledge, an individual or group had a right to acquire within 60 days upon the exercise of options or warrants, are deemed outstanding for the purposes of computing the number and percentage of shares beneficially owned by such individual or group. Such shares are not deemed to be outstanding for the purpose of computing the percentage of shares beneficially owned by any other individual or group shown in the table. This table does not include 98 shares of Common Stock held by the executive officers of the Company through the Company's 401(k) plan.

(2) Includes 141,004 shares of Common Stock subject to options exercisable within 60 days of April 1, 2000.

(3) Includes 96,673 shares of Common Stock subject to options exercisable within 60 days of April 1, 2000.

(4) Includes 69,537 shares of Common Stock subject to options exercisable within 60 days of April 1, 2000.

(5) Includes 4,900 shares of Common Stock subject to options exercisable within 60 days of April 1, 2000.

(6) Includes 3,400 shares of Common Stock subject to options exercisable within 60 days of April 1, 2000.

(7) Includes 1,500 shares of Common Stock subject to options exercisable within 60 days of April 1, 2000.

(8) Includes 1,125 shares of Common Stock owned by The Hatten Hr-10 Profit Sharing Plan and Trust as to which the beneficial owner has shared investment power.

(9) Includes 4,640 shares of Common Stock subject to options exercisable within 60 days of April 1, 2000.

(10) Includes 42,345 shares of Common Stock subject to options exercisable within 60 days of April 1, 2000.

(11) Includes 334,200 shares of Common Stock as to which the beneficial owner has sole voting power and sole dispositive power. Dimensional Advisors, Inc. disclaims beneficial ownership of such securities. The information with respect to the beneficial owner has been taken from the beneficial owner's 13G filed with the SEC on February 2, 2000.

(12) Includes 460,000 shares of Common Stock as to which the beneficial owner had shared voting power and shared dispositive power. The information with respect to the beneficial owner has been taken from the beneficial owner's
     Schedule 13G/A filed with the SEC on February 3, 2000.


                      CERTAIN INFORMATION CONCERNING BTI,
                     VETROTEX, CERTAINTEED AND SAINT-GOBAIN

   Brunswick Technologies, Inc. is a Maine corporation, with its principal executive offices located at, and with a mailing address of, 43 Bibber Parkway, Brunswick, Maine 04011. BTI manufactures composite reinforcement fabrics used to make boats, snowboards, pilings, automobiles parts, bridges and other products. The current directors and principal shareholders of BTI are listed above. The Company made an initial public offering of its shares in February 1997, and since that date has been subject to the informational reporting requirements of the Securities Exchange Act of 1934. Since August 1993, its largest shareholder has been Vetrotex.



   Vetrotex CertainTeed Corporation, a Delaware corporation, is wholly owned by CertainTeed, and is an indirect wholly owned subsidiary of Saint-Gobain. Its principal executive offices are located at 750 E. Swedesford Road, Valley Forge, Pennsylvania 19482. The principal business of Vetrotex is the manufacture of fiber glass products for reinforcing plastic and other materials.

   VA Acquisition Corporation is a newly incorporated Maine corporation and an indirect wholly owned subsidiary of CertainTeed organized to acquire BTI. Its principal executive offices are located at 750 E. Swedesford Road, Valley Forge, Pennsylvania 19482. Since its incorporation on April 14, 2000, it has not conducted any business other than in connection with the CertainTeed Offer.

   CertainTeed Corporation is a Delaware corporation and an indirect wholly-owned subsidiary of Saint-Gobain. Its principal executive offices are located at 750 E. Swedesford Road, Valley Forge, Pennsylvania 19482. The principal business of CertainTeed is the manufacture of roofing; vinyl and fiber cement siding; vinyl windows; vinyl fencing, deck and railing; ventilation products; piping products; fiber glass insulation; and fiber glass products for reinforcing plastics and other materials.

   Saint-Gobain, a French corporation, is a publicly-owned company whose shares are listed for trading on the monthly settlement market of The Paris Stock Exchange and on the principal European stock exchanges. Its principal executive office is located at Les Miroirs, 18 avenue d'Alsace, 92400 Courbevoie, France (Postal Address: Les Miroirs, 92096 Paris La Defense Cedex). Saint-Gobain has worldwide interests in businesses involving the manufacture of flat glass, insulation and reinforcements, pipe, glass containers, industrial ceramics and abrasives and the manufacture and distribution of building materials.

   None of Vetrotex, VA Acquisition Corporation, CertainTeed, or Saint-Gobain has a class of securities registered under the Securities Exchange Act of 1934, and accordingly none of these companies is required to file periodic reports, proxy statements or other information with the SEC relating to its business, financial condition or other matters.

                        PARTICIPANTS IN THE SOLICITATION

   We have retained Innisfree, at an estimated fee of $_____, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies for the Special Meeting. Approximately ___ persons will be utilized by Innisfree in its efforts. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding Vetrotex's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of BTI shares. We have agreed to indemnify Innisfree against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws.

   Lehman Brothers Inc. ("Lehman Brothers") is acting as Dealer Manager in connection with the CertainTeed Offer and related transactions. CertainTeed has agreed to pay Lehman Brothers in connection therewith, to reimburse Lehman Brothers for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of their counsel, and to indemnify Lehman Brothers and certain related persons against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws. Lehman Brothers may be deemed to be a "participant" in this proxy solicitation, as such term is defined in Schedule 14A promulgated under the Securities Exchange Act of 1934; however, Lehman Brothers does not believe that it or any of its respective partners, directors, officers, employees, affiliates or controlling persons, if any, is a "participant" as defined in Schedule 14A or that Schedule 14A requires the disclosure of information concerning Lehman Brothers. In connection with Lehman Brothers' role as Dealer Manager, the following investment banking employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are shareholders of BTI and may solicit proxies from these institutions, brokers or other persons: Scott Mohr and Steve Cruise. Lehman Brothers engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business, Lehman Brothers may trade securities of BTI for its own account and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. Lehman Brothers has informed Vetrotex and CertainTeed that, as of the date hereof, it does not hold BTI shares for its own account. Lehman Brothers and/or certain of its respective affiliates may have voting and dispositive power with respect to certain BTI shares held in asset management, brokerage and other accounts. Lehman Brothers and each of its respective affiliates disclaim beneficial ownership of such shares.

   Vetrotex, VA Acquisition Corporation, CertainTeed, Saint-Gobain, and certain persons named below, may be deemed to be "participants" in the solicitation of proxies. The participants in the solicitation may include the following officers of CertainTeed: George B. Amoss, Vice President-Finance, and John J. Sweeney, III, Vice President. None of such persons will receive any additional compensation for such activities. Except as otherwise disclosed in this Proxy Statement, none of such persons, and none of Vetrotex, VA Acquisition Corporation, CertainTeed, or Saint-Gobain, own any Common Stock or have any other substantial interest, direct or indirect, in BTI. BTI currently purchases approximately one-third of its fiber glass requirements from Vetrotex. In addition, an executive officer of CertainTeed purchased for investment, in the open market, 2,000 shares of BTI Common Stock in October 1999.

   Proxies may be solicited by mail, in person, by telecommunication or by other electronic means. The cost of the solicitation of proxies will be borne by Vetrotex.

   We estimate that soliciting BTI shareholders on behalf of Vetrotex will cost us $_______ in fees for attorney, accountants, public relations or financial advisors, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation. Of that amount, we had incurred approximately $_______ as of May __, 2000.


                         ABSENCE OF DISSENTERS' RIGHTS

   BTI shareholders are not entitled to dissenters' rights in connection with the matters to be voted upon at the Special Meeting.

   The CertainTeed Offer itself will not give rise to dissenters' rights. If the Proposed Merger or other similar merger is consummated after completion of the CertainTeed Offer, dissenters' rights would be available to those BTI shareholders who meet the requirements of Section 909 of the Maine Act. If and when the Proposed Merger is approved by the BTI Board of Directors, additional information will be sent to BTI shareholders describing any relevant dissenters' rights under the Maine Act.

   VOTING AT THE SPECIAL MEETING WILL NOT PREVENT A SHAREHOLDER FROM LATER EXERCISING DISSENTERS' RIGHTS AND DEMANDING APPRAISAL OF HIS OR HER SHARES IN CONNECTION WITH THE PROPOSED MERGER OR ANY SIMILAR MERGER.


                               CERTAIN LITIGATION

   On April 26, 2000, BTI filed a complaint in the United States District Court for the District of Maine against Vetrotex, VA Acquisition Corporation, CertainTeed and Saint-Gobain (Civil Action Docket No. 00-CV-124-P-H). The complaint alleges that these defendants violated federal securities laws. Specifically, the complaint alleges that the defendants failed to timely disclose a change in investment intent relating to their ownership of BTI shares, and that the defendants had improperly commenced the CertainTeed Offer by failing to timely serve BTI with a copy of the tender offer documents. The complaint also alleges that the defendants tortiously interfered with BTI's business relations and conspired to violate the federal securities laws and Maine state common law. The complaint seeks injunctive relief to prevent the defendants from: (i) accepting any shares or proxies in connection with the CertainTeed Offer; (ii) making any public announcements or filings related to the CertainTeed Offer, except as required by law; (iii) soliciting proxies from BTI shareholders; or (iv) communicating with BTI shareholders. The complaint also seeks a declaratory judgment that Saint-Gobain violated Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and that the CertainTeed Offer was improperly commenced and is null and void. The complaint also seeks monetary damages and costs.

   The defendants have vigorously contested all allegations in the complaint and will continue to do so. A hearing was held on May 1, 2000 on BTI's request for injunctive relief in connection with the complaint. On May 2, 2000, the Court denied BTI's motions for both a preliminary injunction and a temporary restraining order.

                             SHAREHOLDER PROPOSALS

   According to BTI management's proxy statement for the Annual Meeting, any shareholder who wants to submit a proposal for inclusion in the Company's proxy statement for the Annual Meeting in 2001 must submit the proposal to BTI at its principal executive office at 43 Bibber Parkway, Brunswick, Maine 04011, on or before December 22, 2000. If the CertainTeed Offer and Proposed Merger are consummated during 2000, BTI will no longer be a publicly reporting company and will not be subject to SEC proxy statement requirements.


                              VETROTEX CERTAINTEED CORPORATION

                              May __, 2000

                                   IMPORTANT

1. If your share certificates are registered in your own name, please sign, date and mail the enclosed [GREEN] Proxy Card to Innisfree in the postage-paid envelope provided.

2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only that institution can sign a [GREEN] Proxy Card with respect to your shares and only after receiving your specific instructions. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a [GREEN] Proxy Card to be issued representing your shares.

3. After signing the enclosed [GREEN] Proxy Card, do not sign or return any other color proxy card for the Special Meeting. We recommend that you not use the proxy card supplied by BTI management for the Special Meeting, even to indicate your opposition to one or more proposals. You may mark a [GREEN] Proxy Card to indicate your intended vote, regardless of whether you vote "for" or "against" a given proposal. If you have any questions about giving your proxy or any revocation, or otherwise require assistance, please call:

                           INNISFREE M&A INCORPORATED
                         501 MADISON AVENUE, 20TH FLOOR
                           NEW YORK, NEW YORK  10022

                 BANKS & BROKERS CALL COLLECT:  (212) 750-5833
                   ALL OTHERS CALL TOLL FREE:  (888) 750-5834

                        Vetrotex CertainTeed Corporation
                            750 E.  Swedesford Road
                            Valley Forge, PA  19482

SPECIAL MEETING OF SHAREHOLDERS OF BRUNSWICK TECHNOLOGIES, INC. -- JUNE 16, 2000

              PROXY SOLICITED BY VETROTEX CERTAINTEED CORPORATION

     The undersigned, revoking all prior proxies, hereby appoints George B. Amoss, John R. Mesher and Linda F. Montemayor, or any of them acting alone, as Proxy, with full power of substitution for and on behalf of the undersigned at the Special Meeting of Shareholders of BRUNSWICK TECHNOLOGIES, INC. to be held at [Place], on June 16, 2000, at [Time], and at any adjournment(s) or postponement(s) thereof. The undersigned hereby directs the said Proxy to vote in accordance with his or her judgment on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

_____________________________________________________________________________

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
_____________________________________________________________________________

     The following proposals are made by Vetrotex CertainTeed Corporation.

               VETROTEX RECOMMENDS A VOTE "FOR" PROPOSAL 1 BELOW

Proposal 1: To amend the Articles of Incorporation to reduce the vote required to remove directors to a majority of the outstanding shares.

   [ ]FOR               [ ]AGAINST            [  ]ABSTAIN

                VETROTEX RECOMMENDS A VOTE "FOR" PROPOSAL 2 BELOW

Proposal 2:  To remove the entire Board of Directors.

   [ ]FOR               [ ]AGAINST            [  ]ABSTAIN

                VETROTEX RECOMMENDS A VOTE "FOR" PROPOSAL 3 BELOW

Proposal 3:  Election of Directors.  Nominees: _________________________________

   [ ]FOR All Nominees               [ ]WITHHOLD

   [ ] For election of Directors, except vote withheld from the following nominees:________________________________________ .

In his or her discretion, the Proxy is authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) or postponement(s) thereof.


Note: Proposal 3 is conditioned upon the approval of Proposal 2.

IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                             Dated                        , 2000
                                                   -----------------------

                                             -----------------------------------
                                             (Signature)


                                             -----------------------------------
                                             (Signature, if held jointly)


                                             -----------------------------------
                                             Title


                                             Please sign exactly as name appears
                                             on this proxy. When shares are held
                                             jointly, joint owners should each
                                             sign. Executors, administrators,
                                             trustees, etc., should indicate the
                                             capacity in which signing and where
                                             more than one name appears, a
                                             majority must sign. If the
                                             shareholder is a corporation, the
                                             signature should be that of an
                                             authorized officer who should
                                             indicate his or her title.

IF YOU NEED ASSISTANCE WITH THIS PROXY CARD, PLEASE CALL INNISFREE M&A INCORPORATED, TOLL FREE AT (888) 750-5834.

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